Exhibit 10.2

AMENDED AND RESTATED SERVICES AGREEMENT

This AMENDED AND RESTATED SERVICES AGREEMENT (this “Agreement”) dated as of September 23, 2015, is entered into by and among Antero Midstream Partners LP, a Delaware limited partnership (the “Partnership”), Antero Resources Midstream Management LLC, a Delaware limited liability company (the “General Partner”), and Antero Resources Corporation, a Delaware corporation (“Antero”). The Partnership, the General Partner and Antero may be referred to herein individually as “Party” or collectively as “Parties.”

RECITALS

WHEREAS, the Parties entered into a Services Agreement dated November 10, 2014 (the “Initial Services Agreement”), and the Parties intend to amend and restate such Initial Services Agreement in its entirety as set forth herein;

WHEREAS, the Partnership desires that Antero perform the Services (as defined below); and

WHEREAS, the Parties desire to set forth their respective rights and responsibilities with respect to the provision of the Services.

NOW THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties agree that the above-described Initial Services Agreement shall hereby be amended and restated in its entirety as follows:

ARTICLE 1
PERFORMANCE OF SERVICES

1.1                               Agreement to Provide Services.  Antero hereby agrees to provide, or cause to be provided to, the Partnership and its subsidiaries (collectively, the “Partnership Group”) with certain centralized corporate, general and administrative services, such as accounting, audit, billing, business development, corporate record keeping, treasury services, cash management and banking, real property/land, legal, engineering, planning, budgeting, geology/geophysics, investor relations, risk management, information technology, insurance administration and claims processing, regulatory compliance and government relations, tax, payroll, human resources and environmental, health and safety, including without limitation permit filing, support for permit filing and maintenance (collectively, the “Services”).  Antero shall provide, or cause to be provided to, the Partnership Group with such Services in a manner consistent in nature and quality to the services of such type that Antero performs in the management of its own business and affairs.

ARTICLE 2
RELATIONSHIP OF ANTERO AND THE PARTNERSHIP

2.1                               Independent Contractor.  Antero is an independent contractor and shall perform the Services hereunder as an independent contractor under the direction and control of the General Partner. Nothing hereunder shall be construed as creating any other relationship between Antero, on the one hand, and the General Partner and the Partnership, on the other hand, including but not limited to a partnership, agency or fiduciary relationship, joint venture, limited liability company, association, or any other enterprise. Except as provided in that certain Secondment Agreement dated of even date herewith among the Partnership, the General Partner, Antero Midstream LLC, Antero Water LLC, Antero Treatment LLC and Antero (the “Secondment Agreement”), neither Party nor its employees shall be deemed to be an employee of the other Party and the Partnership’s interest is only in the performance of the Services by Antero in accordance with this Agreement.

2.2                               The Partnership’s Right to Observe.  The Partnership shall at all times have the right to observe and consult with Antero in connection with Antero’s performance of its obligations under this Agreement. The Partnership shall comply with all reasonable requirements of Antero prior to such observation or witnessing, including but not limited to safety requirements.

2.3                               Standard of Conduct of Antero.

(a)                                 General Standard. Antero shall (1) perform the Services and carry out its responsibilities hereunder, and shall require all contractors, subcontractors and materialmen furnishing labor, material or services for the performance of the Services to carry out their responsibilities in accordance with workmanlike practices common in the Partnership’s industry, and (2) exercise the same level of care Antero exercises in the management of its own business and affairs.

(b)                                 Compliance with Procedures and Laws.  Antero shall perform the Services under this Agreement in compliance with all laws, permits, rules, codes, ordinances, requirements and regulations of all federal, state or local agencies, court and other governmental bodies, including without limitation the Natural Gas Act, the Pipeline Safety Act of 1968, both as amended, and the regulations and orders of the Federal Energy Regulatory Commission and the U.S. Department of Transportation, which are applicable to (1) Antero’s business and (2) the performance of the Services or any other obligation of Antero hereunder.

ARTICLE 3
REIMBURSEMENT AND BILLING PROCEDURES

3.1                               Reimbursement by the Partnership.  Subject to and in accordance with the terms and provisions of this Article 3 and such reasonable allocation and other procedures as may be agreed upon by Antero and the General Partner from time to time, the Partnership hereby agrees to reimburse Antero for all direct and indirect costs and expenses incurred by Antero and its Affiliates (collectively, the “Antero Group”) in connection with the provision of the Services to the Partnership Group, including the following:

(a)                                 any payments or expenses incurred for insurance coverage, including allocable portions of premiums, and negotiated instruments (including surety bonds and performance bonds) provided by underwriters with respect to the assets or the business of the Partnership Group;

(b)                                 salaries and related benefits and expenses of personnel employed by the Antero Group who render Services to the Partnership Group, plus general and administrative expenses to the extent associated with such personnel;

(c)                                  any taxes or other direct operating expenses paid by the Antero Group for the benefit of the Partnership Group (including any state income, franchise or similar tax paid by the Antero Group resulting from the inclusion of the Partnership Group in a combined or consolidated state income, franchise or similar tax report with Antero as required by applicable law as opposed to the flow through of income attributable to the Antero Group’s ownership interest in the Partnership Group); provided, however, that the amount of any such reimbursement shall be limited to the tax that the Partnership Group would have paid had it not been included in a combined or consolidated group with Antero; and

(d)                                 all expenses and expenditures incurred by the Antero Group as a result of the Partnership being a publicly traded entity, including costs associated with annual and quarterly reports, tax return and Schedule K-1 preparation and distribution, independent auditor fees, partnership governance and compliance, registrar and transfer agent fees, legal fees and independent director compensation;

it being agreed, however, that to the extent any reimbursable costs or expenses incurred by the Antero Group consist of an allocated portion of costs and expenses incurred by the Antero Group for the benefit of both the Partnership Group and the other members of the Antero Group, such allocation shall be made on a reasonable cost reimbursement basis as determined by Antero in good faith. For purposes of this Agreement, “Affiliate” means (A) with respect to Antero, any other Person that directly or indirectly through one or more intermediaries is controlled by Antero, excluding the General Partner and any other Person that directly or indirectly through one or more intermediaries is controlled by the General Partner (including the Partnership); and (B) with respect to the Partnership, the General Partner and any other Person that directly or indirectly through one or more intermediaries is controlled by the General Partner. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the term “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, joint stock company or governmental authority.

3.2                               Billing Procedures.  The Partnership will reimburse Antero, or the members of the Antero Group providing the Services, as applicable (each a “Service Provider”), for billed costs no later than the later of (a) the last day of the month following the performance month or (b) thirty (30) business days following the date of the Service Provider’s billing to the Partnership.  Billings and payments may be accomplished by inter-company accounting procedures and transfers. The Partnership shall have the right to review all source documentation concerning the liabilities, costs, and expenses allocated to the Partnership and/or Partnership Group hereunder upon reasonable notice and during regular business hours.

ARTICLE 4
TERM AND TERMINATION

4.1                               Term.  Unless terminated earlier, this Agreement shall continue in effect until the twentieth (20th) anniversary of the execution of the Initial Services Agreement and from year to year thereafter (with the initial term of this Agreement deemed extended for each of any such additional year) until such time as this Agreement is terminated, effective upon an anniversary of the execution of the Initial Services Agreement, by written notice from either Party to the other Party on or before the one hundred eightieth (180th) day prior to such anniversary.

4.2                               Termination.

(a)                                 Methods of Termination.  Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time (1) by mutual written agreement of the Parties and (2) by the Partnership, in its sole discretion, effective upon delivery of written notice of such termination to Antero.

(b)                                 Effect of Termination.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, provided, however, that such termination shall not affect or excuse the performance of any party under the provisions of Article 5 which provisions shall survive the termination of this Agreement indefinitely.

ARTICLE 5
INDEMNITY

5.1                               Indemnification Scope.  IT IS IN THE BEST INTERESTS OF THE PARTIES THAT CERTAIN RISKS RELATING TO THE MATTERS GOVERNED BY THIS AGREEMENT SHOULD BE IDENTIFIED AND ALLOCATED AS BETWEEN THEM. IT IS THEREFORE THE INTENT AND PURPOSE OF THIS AGREEMENT TO PROVIDE FOR THE INDEMNITIES SET FORTH HEREIN TO THE MAXIMUM EXTENT ALLOWED BY LAW. ALL PROVISIONS OF THIS ARTICLE SHALL BE DEEMED CONSPICUOUS WHETHER OR NOT CAPITALIZED OR OTHERWISE EMPHASIZED.

5.2                               Indemnified Persons.  Wherever “the Partnership” or “Antero” appears as an indemnitee in this Article, the term shall include that entity and its Affiliates, and the respective agents, officers, directors, employees, representatives and contractors and subcontractors of any tier of the foregoing entities involved in actions or duties to act on behalf of the indemnified Party.  These groups will be the “Partnership Indemnitees” or the “Antero Indemnitees” as applicable, provided, however, that for the avoidance of doubt, the Partnership Indemnitees shall not include Antero and its Affiliates, and the Antero Indemnitees shall not include any member of the Partnership Group or the General Partner. “Third parties” shall not include any Partnership Indemnitees or Antero Indemnitees.

5.3                               Indemnifications.

(a)                                 EXCEPT AS OTHERWISE PROVIDED IN THE SECONDMENT AGREEMENT, THE PARTNERSHIP SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE ANTERO INDEMNITEES FROM AND AGAINST ANY AND ALL

CLAIMS, CAUSES OF ACTION, DEMANDS, LIABILITIES, LOSSES, DAMAGES, FINES, PENALTIES, JUDGMENTS, EXPENSES AND COSTS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE (EACH, A “LIABILITY”) (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE ASSETS OR THE BUSINESS OF THE PARTNERSHIP GROUP, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON, AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO THE GENERAL PARTNER’S, PARTNERSHIP’S OR ANTERO’S PERFORMANCE OF THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ANTERO INDEMNITEES.

(b)                                 EXCEPT AS OTHERWISE PROVIDED IN THE SECONDMENT AGREEMENT, ANTERO SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE PARTNERSHIP INDEMNITEES FROM AND AGAINST ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE ASSETS OR THE BUSINESS OF THE PARTNERSHIP GROUP, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO ANTERO’S PERFORMANCE UNDER THIS AGREEMENT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ANTERO INDEMNITEES.

5.4                               Damages Limitations.  Any and all damages recovered by either Party pursuant to this Article 5 or pursuant to any other provision of or actions or omissions under this Agreement shall be limited to actual damages. CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION BUSINESS INTERRUPTIONS AND LOST PROFITS) AND EXEMPLARY AND PUNITIVE DAMAGES SHALL NOT BE RECOVERABLE UNDER ANY CIRCUMSTANCES EXCEPT TO THE EXTENT THOSE DAMAGES ARE INCLUDED IN THIRD PARTY CLAIMS FOR WHICH A PARTY HAS AGREED HEREIN TO INDEMNIFY THE OTHER PARTY. EACH PARTY ACKNOWLEDGES IT IS AWARE THAT IT HAS POTENTIALLY VARIABLE LEGAL RIGHTS UNDER COMMON LAW AND BY STATUTE TO RECOVER CONSEQUENTIAL, EXEMPLARY, AND PUNITIVE DAMAGES UNDER CERTAIN CIRCUMSTANCES, AND, EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE WITH RESPECT TO THIRD PARTY CLAIMS, EACH PARTY NEVERTHELESS WAIVES, RELEASES, RELINQUISHES, AND SURRENDERS RIGHTS TO CONSEQUENTIAL PUNITIVE AND EXEMPLARY DAMAGES TO THE FULLEST EXTENT PERMITTED BY LAW WITH FULL KNOWLEDGE AND AWARENESS OF THE CONSEQUENCES OF THE WAIVER REGARDLESS OF THE NEGLIGENCE OR FAULT OF EITHER PARTY.

5.5                               Defense of Claims.  The indemnifying Party shall defend, at its sole expense, any claim, demand, loss, liability, damage, or other cause of action within the scope of the indemnifying Party’s indemnification obligations under this Agreement, provided that the indemnified Party notifies the indemnifying Party promptly in writing of any claim, loss, liability, damage, or cause of action against the indemnified Party and gives the indemnifying Party information and assistance at the reasonable expense of the indemnifying Party in defense of the matter. The indemnified Party may be represented by its own counsel (at the indemnified Party’s sole expense) and may participate in any proceeding relating to a claim, loss, liability, damage, or cause of action in which the indemnified Party or both Parties are defendants, provided, however, the indemnifying Party shall, at all times, control the defense and any appeal or settlement of any matter for which it has indemnification obligations under this Agreement so long as any such settlement includes an unconditional release of the indemnified Party from all liability arising out of such claim, demand, loss, liability, damage, or other cause of action and does not require any remediation or other action other than the payment of money which the indemnifying party will be responsible for hereunder and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified Party.  Should the Parties both be named as defendants in any third-party claim or cause of action arising out of or relating to the Services, the Parties will cooperate with each other in the joint defense of their common interests to the extent permitted by law, and will enter into an agreement for joint defense of the action if the Parties mutually agree that the execution of the same would be beneficial.

ARTICLE 6
NOTICES

Either Party may give notices to the other Party by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a Party by written notice. Any telephone numbers below are solely for information and are not for Agreement notices.

If to the General Partner or the Partnership to:

Antero Midstream Partners LP
1615 Wynkoop Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Fax: (303) 357-7315

If to Antero to:

Antero Resources Corporation
1615 Wynkoop Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Fax: (303) 357-7315

ARTICLE 7
GENERAL

7.1                               Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, which approval shall not be unreasonably withheld, conditioned or delayed.

7.2                               Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Colorado, excluding any choice of Law rules which may direct the application of the laws of another jurisdiction.

7.3                               Consent to Jurisdiction, Etc.; Waiver of Jury Trial.  Each of the Parties hereby irrevocably consents and agrees that any dispute arising out of or relating to this Agreement or any related document shall exclusively be brought in the courts of the State of Colorado, in Denver County or the federal courts located in the District of Colorado.  The Parties agree that, after such a dispute is before a court as specified in this Section 7.3 and during the pendency of such dispute before such court, all actions with respect to such dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  The Parties also agree that after such a dispute is before a court as specified in this Section 7.3, and during the pendency of such dispute before such court, each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such dispute may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the dispute is brought in an inconvenient forum or that the venue of the dispute is improper.  Each Party agrees that a final judgment in any dispute described in this Section 7.3 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.  THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

7.4                               Non-waiver of Future Default.  No waiver of any Party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character.

7.5                               Audit and Maintenance of Records; Reporting.  Notwithstanding the payment by the Partnership of any charges, the Partnership shall have the right to review and contest the charges in accordance with this Section 7.5. For a period of two years from the end of any calendar year, the Partnership shall have the right, upon reasonable notice and at reasonable times, to inspect and audit all the records, books, reports, data and processes related to the Services performed by Antero to ensure Antero’s compliance with the terms of this Agreement.  If any information provided to or reviewed by the Partnership or its representatives pursuant to this Section 7.5 is confidential, the parties shall execute a mutually acceptable confidentiality agreement prior to such inspection or audit.

7.6                               Entire Agreement; Amendments and Schedules.  This Agreement shall be amended or waived only by an instrument in writing executed by both Parties. This Agreement, the Secondment Agreement, the Water Contribution Agreement (as defined in the Secondment Agreement), the Prior Contribution Agreement (as defined in the Secondment Agreement), the Commercial Agreements (as defined in the Secondment Agreement), any exhibits or schedules to the foregoing and any other transaction documents executed in connection herewith or therewith constitute the entire agreement of the Parties relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein and therein. In the event of a conflict between the terms of this Agreement and the terms of the Secondment Agreement with respect to the coverage of any individual and/or services provided, the Secondment Agreement shall control.

7.7                               Force Majeure.

(a)                                 If either Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than to make payments due, the obligations of that Party, so far as they are affected by force majeure, will be suspended during the continuance of any inability so caused, but for no longer period. The Party whose performance is affected by force majeure will provide notice to the other Party, which notice may initially be oral, followed by a written notification, and will use commercially reasonable efforts to resolve the event of force majeure to the extent reasonably possible.

(b)                                 “Force majeure”  as used in this Agreement shall mean any cause or causes not reasonably within the control of the Party claiming suspension and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, including acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, acts of terror, sabotage, wars, blockades, military action, insurrections, riots, epidemics, landslides, subsidence, lightning, earthquakes, fires, storms or storm warnings, crevasses, floods, washouts, civil disturbances, explosions, breakage or accidents to wells, machinery, equipment or lines of pipe; freezing of wells, equipment on lines of pipe; the necessity for testing or making repairs or alterations to wells, machinery, equipment or lines of pipe, freezing of wells, equipment or lines of pipe; inability of any Party hereto to obtain, after the exercise of reasonable diligence, necessary materials, supplies or governmental approvals, and action or restraint by any Governmental Authority (so long as the Party claiming suspension has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint, and as long as such action or restraint is not the result of a failure by the claiming Party to comply with any Applicable Law.The settlement of strikes or lockouts will be entirely within the discretion of the Party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances when that course is considered inadvisable is not required.

7.8                               Counterpart Execution.  This Agreement may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.9                               Third Parties.  The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no third party (including any Limited Partner of the Partnership) shall have the right, separate and apart from the Parties to this Agreement, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

7.10                        Severability.  If any provision of this Agreement shall be finally determined to be unenforceable, illegal or unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any Party, be deemed severed from this Agreement and the remainder of this Agreement shall remain in full force and effect.

7.11                        Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

The Parties have caused this Agreement to be signed by their duly authorized representatives effective as of the date first written above.

ANTERO RESOURCES CORPORATION

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional
Vice President and Treasurer

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Resources Midstream Management LLC, its general partner

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional
Vice President and Treasurer

ANTERO RESOURCES MIDSTREAM MANAGEMENT LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional
Vice President and Treasurer

Signature Page —Management Services Agreement